EXHIBIT 10.31

             PROMISSORY NOTE, DATED JULY 27, 2006 IN THE AMOUNT OF
                      $6,300 PAYABLE TO MICHAEL A. BOWDEN







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No. 5                                                               $6,300.00USD
   ---

                       CHINA WIRELESS COMMUNICATIONS, INC.

                      Convertible Note Due JANUARY 31, 2007


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITITES ACT AND AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE NOTE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1993 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OFAPPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM THEIR COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.

This NOTE is one of a duly authorized issue of Notes of China Wireless Communications, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "ISSUER"), issued on July 27, 2006 (the "ISSUANCE DATE"), and designated as its Convertible Note due January 31, 2007. This NOTE has been issued under the terms and provisions of the 8% Convertible Note Subscription Agreement dated as of July 27, 2006 between the Issuer and Holder (the "AGREEMENT") and shall be subject to all the terms and conditions and entitled to all of the benefits thereof.

FOR VALUED RECEIVED, the Issuer promises to pay to the registered holder hereof or its registered assigns, if any (the "HOLDER"), the principal sum of six thousand three hundred dollars (USD $6,300.00), on January 31, 2007 (the "MATURITY DATE"), in shares of Common Stock or in Cash (at the sole option of the Issuer) and pay interest at the rate of eight (8%) percent per annum on the principal sum from time to time outstanding under this Note. Accrual of interest shall commence on the first day after the Issuance Date. Interest shall be payable by the Issuer, at its option, in cash or in the number of shares of Common Stock (at a price per share equal to four cents ($0.04) on the Maturity Date. The principal of this Note is payable as provided below in shares of Common Stock or in cash at any time prior to the Maturity Date at the sole option of the Issuer. The Issuer will pay all accrued and unpaid interest due upon this Note on the Maturity Date in accordance herewith, less any amounts required by law to be deducted or withheld, to the Holder at the last address on the Note Register.



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The Note is subject to the following additional provisions:

   1. The Issuer shall be entitled to withhold from all payments under this Note any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

   2. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the 1933 Act and applicable state securities laws and in compliance with the restrictions of transfer provided in the Agreement. Prior to the due presentment from such transfer of this Note, the Issuer may treat the person in whose name this Note is duly registered on the Issuer's records as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this
        Note is overdue, and the Issuer shall not be affected by notice of the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Agreement.

   3. The Note shall be convertible, at the sole option of the Issuer into that number of shares of fully paid and nonassessable shares of Common Stock derived from dividing the Conversion Amount by the Conversion Price. For the purposes of this Note, the Conversion Amount shall mean the principal dollar amount of the Note, plus interest being paid by the Issuer. The Conversion Price shall be equal to five Cents ($0.05).

        The number of shares of Common Stock issuable upon the conversion of the Note and the Conversion Price shall be subject to adjustment as follows:

          i. In the case Issuer shall (A) pay a dividend on the Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock,
               (B) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock) from proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (C) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (D) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (E) issue by reclassification of its Common Stock of the Issuer, the number of shares of Common Stock issuable upon conversion of the Note immediately prior thereto shall be adjusted so that the holders of the Note shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the



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               close  of  business on  the  record  date in  the case of a stock split, subdivision, combination or reclassification.

          ii. Any adjustment in the numbers of shares of Common Stock issuable hereunder otherwise required to be made by this Section will not have to be made if such adjustment would not require an increase or decrease in one (1%) percent or more in the number of shares of Common Stock issuable upon conversion of the Note.

          iii. Whenever the number of shares of Common Stock issuable upon the conversion of the Note is adjusted, as herein provided, the Conversion Price shall be adjusted (to the nearest cent) by multiplying such Conversion Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon the conversion of this Note immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

   4. The Issuer hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

   5. If one or more of the following described "Events of Default" shall occur,

          i. A trustee, liquidator or receiver shall be appointed for the Issuer or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days thereafter; or

          ii. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Issuer and shall not be dismissed within sixty
               (60) calendar days thereafter; or

          iii. Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Issuer and, if instituted against the Issuer, Issuer shall by any action or answer approve of, consent to or acquiesce in any such proceedings or such proceedings shall not be dismissed within sixty (60) days thereafter; or

          iv. The Issuer shall have failed to pay interest and principal on the Maturity Date and such failure shall have continued uncured for a period of fifteen (15) days following the Issuer's receipt of notice of such default from the Holder.


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          Then,  or at any time  thereafter,  and in each and every  such  case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies proved herein or any other rights or remedies afforded by law. It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expense incurred in connection with enforcing the rights granted hereunder, including without limitation such reasonable fees and expenses of attorneys (if litigation in commenced).

   6. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability or the remaining provisions of this Note will not in any way be affected or impaired thereby.

   7. The Holder shall have the right to include all the shares of Common Stock underlying this Note (the "REGISTRABLE SECURITIES") as part of any registration of securities filed by the Issuer (other than in connection with transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; PROVIDED, HOWEVER, that the Holder agrees it shall not have any piggy-back registration rights pursuant to this Note if the shares of Common Stock underlying this Note may be sold in the United States pursuant to the provisions of Rule 144. Holder shall have five (5) business days to notify the Issuer in writing as to whether the Issuer is to include Holder or note include Holder as part of the registration; PROVIDED, HOWEVER, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be include in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section shall be withheld from the market by the Holder thereof for a period, not to exceed one hundred eight (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Issuer shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration whether or not any Note holder elected to include securities in such registration. All registration expenses incurred by the Issuer in

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       complying with this Agreement shall be paid by the Issuer,  exclusive  of underwriting discounts, commissions and legal fees and expenses for counsel to the Holder of this Note.

   8. Neither this Note nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder. Any capitalized terms shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Note and the Agreement, the Agreement shall control.

   9. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

   10. This Note, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior all or written agreements and understandings related to the subject matter thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Note or Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by an officer thereunto duly authorized.


China Wireless Communications, Inc.         Holder:



/s/ PEDRO E. RACELIS III                    /s/ MICHAEL A. BOWDEN
-----------------------------------         ------------------------------------
Name: Pedro E. Racelis III                  Name:  Michael A Bowden

Title: PRESIDENT
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Date:                                       Date:
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